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                                                                   Exhibit 10.12

                       AMENDMENT  NUMBER 1 TO THE SECOND
                   STANDSTILL AGREEMENT  DATED APRIL 12, 1999
                   ------------------------------------------

     These amendments dated May 5, 1999 (the "Amendment") are made and entered into between Vencor, Inc., a corporation organized under the laws of Delaware, for and on behalf of itself and its various subsidiaries and affiliates, including, without limitation, Vencor Operating, Inc., and for and on behalf of any of their respective successors including, without limitation, any debtor or debtor-in-possession in a bankruptcy case commenced under Title 11 of the United States Code (the "Bankruptcy Code") or any trustee appointed in any such case (collectively, "Vencor"), and Ventas, Inc., a corporation organized under the laws of Delaware for and on behalf of itself and its various subsidiaries and affiliates, including, without limitation, Ventas Realty, Limited Partnership, and for and on behalf of any of their respective successors, including, without limitation, any debtor or debtor-in-possession in a bankruptcy case commenced under the Bankruptcy Code or any trustee appointed in any such case (collectively, "Ventas").

     WHEREAS, the parties to the Amendment are in the process of attempting to resolve any and all existing and potential claims that Vencor has asserted or might in the future assert against Ventas (the "Vencor Claims"), the validity of which Ventas has disputed, and any and all existing and potential claims that Ventas has asserted or might in the future assert against Vencor (the "Ventas Claims"), the validity of which Vencor has disputed (the Vencor Claims and the Ventas Claims are collectively referred to herein as the "Claims").

     NOW, THEREFORE, for good cause and adequate consideration, the parties hereto agree as follows:

Extension of the Second Standstill Period
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The fifth numbered paragraph of the Second Standstill Agreement (annexed hereto as Exhibit A) shall be deleted and replaced with the following paragraph:

          During the period from the date of the Second Standstill Agreement, April 12, 1999, through and including the earlier of (a) the commencement by or against Vencor, as debtor, of a voluntary or involuntary bankruptcy case under Title 11 of the United States Code, or (b) 5:00 p.m. Eastern Daylight Savings Time on May 7, 1999 (such period being referred to herein as the "Second Standstill Period"), neither Vencor nor Ventas will file, commence, serve, or otherwise initiate any civil action, arbitration proceeding, or other similar action, litigation, case, or proceeding of any kind, character or nature whatsoever (an "Action") against the other or any third party, including, without limitation, any of Vencor's or Ventas' current or former officers, directors, or employees, arising from or relating to the Reorganization Agreement, any Ancillary Agreement, or any of the Five Leases, or with respect to the various disputes identified in Vencor's March 18, 1999 letter; nor shall Ventas exercise any rights or remedies it may have against Vencor under any of the Five Leases based on Vencor's late payment or non-payment of rent due under the Five Leases for the month of May 1999 or based on any default arising from or related to the disclosures made by Vencor to Ventas commencing on or about March 30 and 31, 1999 and continuing to the date hereof.

Counterparts

This Amendment may be executed in one or more counterparts and by facsimile, each of which counterparts shall be deemed an original hereof but all of which together shall constitute one agreement.

Choice of Law

This Amendment adopts the ninth numbered paragraph as the choice of law provision provided for in the Amendment.

Dated:  New York, New York
        May 5, 1999

CONFIRMED AND AGREED TO:

VENCOR, INC.                            VENTAS, INC.

By: /s/ Edward L. Kuntz                 By: /s/ Debra A. Cafaro
Name:   Edward L. Kuntz                 Name:   Debra A. Cafaro
Title:  CEO                             Title:  CEO


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